Exhibit 10.7
SECOND AMENDMENT TO
OPERATING AGREEMENT
OF
NNN 2003 VALUE FUND, LLC
     THIS SECOND AMENDMENT (“Amendment”) to the Operating Agreement of NNN 2003 Value Fund, LLC, a Delaware limited liability company (the “Company”), is made as of February 2, 2007.
RECITALS
     WHEREAS, the Company is a Delaware limited liability company subject to that certain undated Operating Agreement (the “Operating Agreement”);
     WHEREAS, pursuant to Section 7.3.11 of the Operating Agreement, Triple Net Properties, LLC., a Virginia limited liability company, as the Manager of the Company, has the authority to amend the Operating Agreement without any action on the part of the Members to cure any ambiguity on mistake, to correct or supplement any provision therein, or to make any other provision with respect to matters or questions arising under the Operating Agreement that will not be inconsistent with the provision of the Operating Agreement;
     WHEREAS, the Manager of the Company desires to amend the Operating Agreement to clarify Section 18(m);
     WHEREAS, capitalized terms not otherwise defined in this Amendment shall be defined as set forth in the Operating Agreement; and
     IT IS RESOLVED, that the Operating Agreement is hereby amended as follows:
AGREEMENT
     A. Amendments. The Operating Agreement is hereby amended as follows:
     Section 18(m) of the Operating Agreement is deleted in its entirety and replaced with the following:
     (m) not pledge its assets for the benefit of any other Person other than a Person making a loan to the Company or to an entity in which the Company is a member or a partner;
     B. Ratification of the Operating Agreement. Except as modified by this Amendment, the Operating Agreement remains unchanged and is hereby ratified and reaffirmed in its entirety.

WITNESS the following signature:

MANAGER:	TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

	By:	/s/ Andrea R. Biller

	Name:	Andrea R. Biller

	Title:	Executive V.P.